Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91597 of The Cronos Group on Form S-3 and Registration Statement Nos. 333-31108 and 333-61472 of The Cronos Group each on Form S-8, of our report dated March 14, 2005, appearing in the Annual Report on Form 10-K of The Cronos Group for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
Reading, United Kingdom

March 14, 2005

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